AMENDMENT NO 2 TO THE JOINT FILING AGREEMENT

     This AMENDMENT NO 2 (this "Amendment"), dated as of September 13, 2004, to the JOINT FILING AGREEMENT, dated as of November 17, 2003, as amended by AMENDMENT NO 1 to the Agreement, dated as of November 24, 2003 (the "Agreement"), among AIF II NT, Ltd. ("AIF II"), AIG Asian Infrastructure Fund II, L.P. ("AIG Fund II"), AIG Asian Infrastructure Management II, L.P. ("AIG Fund II General Partner"), AIG Asian Infrastructure Management II, Ltd. ("AIG Fund II Management"), Emerging Markets Partnership II, L.L.C. ("EMP II"), Emerging Markets Corporation ("EMC"), GIC Infrastructure Pte Ltd. ("GICI"), AOF NT, Ltd. ("AOF NT"), AIG Asian Opportunity Fund, L.P. ("AOF"), AIG Asian Opportunity G.P., L.L.C. ("AOF General Partner"), AIG Global Investment Corp. (Asia) Ltd. ("AIGGIC"), American International Assurance Company (Bermuda) Limited ("AIAB"), American International Reinsurance Company, Ltd. ("AIRCO"), American International Group, Inc. ("AIG, Inc."), Newbridge Asia HT, L.P. ("Newbridge Asia HT"), Newbridge Asia HT, Ltd. ("Newbridge Asia HT General Partner"), Newbridge Asia GenPar III, L.P. ("Newbridge GenPar III"), Newbridge Asia Advisors III, Inc. ("Newbridge Advisors III"), Tarrant Advisors, Inc. ("Tarrant Advisors"), Blum G.A. III, L.L.C. ("Blum G.A. III"), Blum Investment Partners, Inc. ("Blum Investment"), Richard C. Blum, United Classic Investments Limited ("UCI"), TVG Asian Communications Fund II, L.P. ("TVG Fund"), Telecom Venture Group, LLC ("TVG Fund General Partner"), John William Troy, HT Holdings V, L.P. ("HT Holdings V"), HT Holdings VI, L.P. ("HT Holdings VI"), HT Holdings VII, L.P. ("HT Holdings VII"), HT Holdings VIII, L.P. ("HT Holdings VIII"), HT Holdings IX, L.P. ("HT Holdings IX"), HT IX GP, Ltd. ("HT Holdings IX General Partner") and Government of Singapore Investment Corporation Pte Ltd. ("GIC" and collectively, the "Current Reporting Persons"), is entered into by Arch Rock Limited ("HT Holdings VI General Partner"), Arch Rock Charitable Trust ("Arch Rock Charitable Trust"), Kehoe Beach Limited ("HT Holdings VII General Partner"), Kehoe Beach Charitable Trust ("Kehoe Beach Charitable Trust"), Greenwich Management Company Limited ("HT Holdings VIII General Partner"), Greenwich Management Company Charitable Trust ("Greenwich Management Company Charitable Trust"), Sepang Investment Pte Ltd. ("Sepang" and, together with HT Holdings VI General Partner, Arch Rock Charitable Trust, HT Holdings VII General Partner, Kehoe Beach Charitable Trust, HT Holdings VIII General Partner and Greenwich Management Company Charitable Trust, the "Additional Reporting Persons")

W I T N E S S E T H

     WHEREAS, as of the date hereof, each of the Current Reporting Persons and the Additional Reporting Persons is filing their statement on Amendment No. 5 (the "Amendment") to the Schedule 13D with respect to the common stock, par value Won 5,000 per share, of Hanaro Telecom, Inc., a chusik-hoesa organized under the laws of Korea filed on October 31, 2003, as amended by Amendment No 1 thereto filed on November 18, 2003, Amendment No 2 thereto filed on November 26, 2003, Amendment No 3 thereto filed on March 15, 2004 and Amendment No 4 thereto filed on April 30, 2004 (the "Schedule 13D");

     WHEREAS, each of the Current Reporting Persons and the Additional Reporting Persons is individually eligible to file the Schedule 13D and the Amendment;

     WHEREAS, each of the Current Reporting Persons and the Additional Reporting Persons wishes to file the Schedule 13D and any future amendments thereto jointly and on behalf each of the Current Reporting Persons, any other person designated as an Investor (as defined in the Schedule 13D), and related parties (collectively, the "Reporting Persons"), pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 (the "Exchange Act");

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

     1. Each of the Additional Reporting Persons hereby agrees that the Amendment is, and any future amendments to the Schedule 13D will be, filed on behalf of each of the Reporting Persons pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

     2. Each of the Additional Reporting Persons hereby acknowledges that, pursuant to Rule 13d-1(k)(1)(i) under the Exchange Act, it is responsible for the timely filing of the Schedule 13D, the Amendment and any future amendments thereto, and for the completeness and accuracy of the information concerning such Reporting Person contained therein, and is not responsible for the completeness and accuracy of the information concerning the other Reporting Persons contained therein, unless such Reporting Person knows or has reason to know that such information is inaccurate.

     3. Each of the Additional Reporting Persons hereby agrees that the Agreement, as amended by this Amendment, may be amended at any time and from time to time to include additional Reporting Persons, and that such amendments do not require the signature of any Reporting Person, other than the Reporting Persons being added at such time.

     4. Each of the Additional Reporting Persons hereby agrees that this Agreement, and each amendment thereto, shall be filed as an exhibit to the Schedule 13D, pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

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SIGNATURE

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representative as of the day and year first above written.

ARCH ROCK LIMITED

By: /s/ David Lashbrook
Name: David Lashbrook
Title: Director

ARCH ROCK CHARITABLE TRUST

By: Maples Finance Limited, as Trustee

By: /s/ Phillipa White
Name: Phillipa White
Title: Senior Vice President

KEHOE BEACH LIMITED

By: /s/ David Lashbrook
Name: David Lashbrook
Title: Director

KEHOE BEACH CHARITABLE TRUST

By: Maples Finance Limited, as Trustee

By: /s/ Phillipa White
Name: Phillipa White
Title: Senior Vice President

GREENWICH MANAGEMENT COMPANY LIMITED

By: /s/ Dwight Dubé
Name: Dwight Dubé
Title: Director

GREENWICH MANAGEMENT COMPANY CHARITABLE TRUST

By: Maples Finance Limited, as Trustee

By: /s/ Phillipa White
Name: Phillipa White
Title: Senior Vice President

SEPANG INVESTMENT PTE LIMITED

By: /s/ Mock Pack Kay
Name: Mock Pack Kay
Title: Director